ELECTRONIC IDENTIFICATION, INC.

                      A Nevada Corporation

                             BY-LAWS

                            ARTICLE I

                   Principal Executive Office

The principal executive office of Electronic Identification, Inc. (the "Corporation") shall be at Suite 411, 1200 West Pender Street, Vancouver, British Columbia, Canada, V6E 2S9. The Corporation may also have offices at such other places within or without the State of Nevada as the board of directors shall from time to time determine.

                           ARTICLE II

                          Stockholders

SECTION 1. Place of Meetings. All annual and special meetings of the stockholders shall be held at the principal executive office or at such other place within or without the State of Nevada as the board of directors may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meeting. A meeting of the stockholders for the election of directors and for the transaction of any other business shall be held annually at such date and time as the board of directors may determine.

SECTION 3. Special Meetings. Special meeting of the stockholders for any purpose or purposes may be called at any time by the board of directors, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in these bylaws, include the power and authority to call such meetings but such special meetings may not be called by any other person or persons.

SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with these bylaws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer shall preside at such meetings.

SECTION 5. Notice of Meeting. Written notice stating the place, day and time of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than fifty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any stockholders' meeting, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a stockholders' meeting, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

When a determination of stockholders entitled to vote at any stockholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares shall make, at least ten days before each stockholders' meeting, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office, whether within or outside the State of Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to the stockholders entitled to examine such record or transfer books or to vote at any stockholders' meeting.

SECTION 8. Quorum. One-fourth of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a stockholders' meeting. If less than one-fourth of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 9. Proxies. At all stockholders' meetings, a stockholder may vote by proxy executed in writing by such stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by such stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

SECTION 10. Voting. At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the certificate of incorporation, by statute, or by these bylaws, a majority of votes of the shares present in person or by proxy at a lawful meeting and entitled to vote on the election of directors shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any stockholders' meeting any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock without the direction of such a majority.

SECTION 12. Voting of Shares by Certain Holders. Shares of capital stock standing in the name of another corporation may be voted by any officer, agent or proxy as these bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares at any stockholders' meeting until such shares have been transferred into the name of the pledgee and thereafter such pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any stockholders' meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 13. Inspectors of Election. In advance of any stockholders' meeting, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board of directors may make an appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board of directors or the president of the Corporation.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 14. Nominating Committee. The board of directors or a committee appointed by the board of directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary in accordance with the provisions of the Corporation's certificate of incorporation.

SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary in accordance with the provisions of the Corporation's certificate of incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's certificate of incorporation.

                           ARTICLE III

                       Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of the board of directors. The chairman shall preside at all meetings of the board of directors.

SECTION 2. Number, Term and Election. The number of directors shall be such number, not less than three nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual stockholders' meeting at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section 3 of this Article III.

SECTION 3. Classified Board. The board of directors (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting, directors of Class I shall be elected to hold office for a term expiring at the first annual stockholders' meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual stockholders' meeting and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

Should the number of directors be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

Whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors , the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article III. Notwithstanding the foregoing, and except as otherwise may be required By Law, whenever the holders of any one or more series of preferred stock elect one or more directors , the terms of the director or directors elected by such holders shall expire at the next succeeding annual stockholders' meeting.

SECTION 4. Regular Meetings. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7. Quorum. A majority of the number of directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these bylaws, the certificate of incorporation, or the General Corporation Law of the State of Nevada.

SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman.

SECTION 11. Vacancies. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation's certificate of incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's certificate of incorporation.

SECTION 12. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's certificate of incorporation.

SECTION 13. Compensation. Directors, as such, may receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

SECTION 14. Age Limitation. No person 70 years or more of age shall be eligible for election, reelection, appointment or reappointment to the board. No director shall serve as such beyond the annual meeting immediately following the director becoming 70 years of age. This age limitation does not apply to an advisory director.

                           ARTICLE IV

              Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors appointed by the chairman. The chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

The chairman shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                            ARTICLE V

                            Officers

SECTION 1. Positions. The officers shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. Election and Term of Office. The officers shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified, until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director.

SECTION 6. Age Limitation. No person 70 or more years of age shall be eligible for election, reelection, appointment or reappointment as an officer. No officer shall serve beyond the annual meeting immediately following the officer becoming 70 or more years of age.

                           ARTICLE VI

              Contracts, Loans, Checks and Deposits

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's certificate of incorporation or these bylaws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf . Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name shall be signed by one or more officers, employees or agents in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

SECTION 4. Deposits. All funds not otherwise employed shall be deposited from time to time to the credit in any of its duly authorized depositories as the board of directors may select.

                           ARTICLE VII

           Certificates for Shares and Their Transfer

SECTION 1. Certificates for Shares. The shares of capital stock shall be represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, and may be sealed with the seal or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2. Form of Share Certificates. All certificates representing shares of capital stock shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

SECTION 3. Payment for Shares. No certificate shall be issued for any share of capital stock until such share is fully paid.

SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares of capital stock shall be paid in accordance with the provisions of the certificate of incorporation.

SECTION 5. Transfer of Shares. Transfer of shares of capital stock shall be made only on the stock transfer books of the Corporation. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                          ARTICLE VIII

                    Fiscal Year; Annual Audit

The fiscal year shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                           ARTICLE IX

                            Dividends

Dividends upon the capital stock, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special directors' meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

                            ARTICLE X

                        Corporation Seal

The corporate seal shall be in such form as the board of directors shall prescribe.

                           ARTICLE XI

                           Amendments

Pursuant to the certificate of incorporation, these bylaws may be repealed, altered, amended or rescinded by the stockholders only by vote of not less than three-quarters of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a stockholders' meeting called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these by-laws.

                           ARTICLE XI

                          Miscellaneous

SECTION 1. Reserves. By resolution, the board of directors may create such reserve or reserves out of the earned surplus of the Corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 2. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the board of directors or a committee thereof.

SECTION 3. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the board of directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected by the board of directors with reasonable care.

SECTION 4. Time Periods. In any provision of these by-laws which requires that an act be done or not done within or during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

CERTIFICATE OF ADOPTION The undersigned, the duly elected and acting secretary of this Corporation, hereby certifies that the foregoing by-laws were duly adopted by unanimous written action of the incorporator and consented to by the original shareholders and directors of this Corporation, as of the 24th day of April, 1999.

                                   /s/Terry Kirby
                                   Terry Kirby,

                                   Secretary

C)  Financial Statements

          Report  of Independent Auditors, KPMG, LLP, dated March
            31, 2000.

          Balance Sheet as at December 31, 1999 and December  31,
            1998.

          Statement  of Operations for each of the years  in  the
            three  year  period ended December 31, 1999  and  for
            the  period  from  inception  on  May  14,  1992   to
            December 31, 1999.

          Statement of Stockholders' Equity for each of the years in the three year period ended December 31, 1999 and for the period from inception on May 14, 1992 to December 31, 1999.

          Statement  of Cash Flows for each of the years  in  the
            three  year  period ended December 31, 1999  and  for
            the  period  from  inception  on  May  14,  1992   to
            December 31, 1999.
INDEPENDENT AUDITORS' REPORT
To the Stockholders and Director of
Electronic Identification, Inc.

We have audited the accompanying balance sheets of Electronic Identification, Inc. (a development stage enterprise) as at December 31, 1999 and 1998 and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three year period ended December 31, 1999 and for the period from inception on May 14, 1992 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Identification, Inc. as at December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1999 and for the period from inception on May 14, 1992 to
December 31, 1999, in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG, LLP
Chartered Accountants
Vancouver, Canada
March 31, 2000
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Balance Sheets
(Expressed in U.S. Dollars)
December 31, 1999 and 1998

                                               1999        1998
Assets
Current assets:
Cash                                        $ 8,071     $ 4,615
Accounts receivable                           4,280      49,928
Prepaid expenses and deposits                   351         340
Due from stockholder (note 9(a))             65,700           -
Total current assets                         78,402      54,883
Restricted cash (note 5)                          -      47,394
Fixed assets (note 6)                        46,670      61,958
Patents (note 7)                             10,005      11,873
Total assets                              $ 135,077   $ 176,108
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued              $ 402,310   $ 566,907
liabilities
Due to stockholders, directors and          301,328     173,706
officers (note 9(a))
Total current liabilities                   703,638     740,613
Subscriptions received for common stock           -   1,060,000
(note 8)
Total liabilities and subscriptions         703,638   1,800,613
received
Stockholders' deficit:
Preferred stock:
Authorized: 5,000,000 stock, with
$0.001 par value
(1998 -2,220,000 stock, with $0.0045
par value)
Issued: nil (1998 - nil)
Common stock (note 10):
Authorized: 70,000,000 stock, with
$0.001 par value
(1998 -11,111,111 stock, with $0.0045
par value)
Issued:17,418,083 stock (1998 -              17,419      42,632
9,473,926)
Additional paid-in capital                10,408,68   6,276,328
                                                  0
Deficit accumulated during the            (10,994,6   (7,943,46
development stage                               60)          5)
Total stockholders' deficit               (568,561)   (1,624,50
                                                             5)
Future operations (note 2)
Contingencies (note 11)
Year 2000 Issue (note 15)
Subsequent events (note 16)
Total liabilities and stockholders'       $ 135,077   $ 176,108
deficit



See accompanying notes to financial statements
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Statements of Operations
(Expressed in U.S. Dollars)

                                  Years      Years      Years   Period from
                                  ended      ended      ended  inception on
                               December   December   December  May 14, 1992
                               31, 1999   31, 1998   31, 1997   to December
                                                                   31, 1999
Revenue:
Revenue                             $ -        $ -   $ 54,996     $ 254,996
Interest and other income           990      2,993          -         4,996
                                    990      2,993     54,996       259,992
Expenses:
General and administrative      922,097    888,857  1,177,754     3,522,159
(schedule)
Sales and marketing             303,875  1,006,689    981,140     2,381,916
(schedule)
Research and development         55,993    266,689    756,859     1,597,568
(schedule)
Interest on long-term debt      493,586    216,026    316,000     1,025,612
(note 14)
Depreciation and                 18,311     44,527     41,541       130,837
amortization
Write-off of leasehold                -          -     32,131        32,131
improvements (note 6)
                              1,793,862  2,422,788  3,305,425     8,690,223
Loss before the undernoted    (1,792,87  (2,419,79  (3,250,42   (8,430,231)
                                     2)         5)         9)
Loss due to settlement of
debt by
issuance of common stock      (1,258,32  (663,068)          -   (1,921,391)
(note 3(f))                          3)
Equity loss in and write-
down of investment in
and advances to RFID
Datachip Technologies
Inc. (note 4)                         -        (1)  (271,527)     (358,835)
Write-off of advances                 -          -          -     (284,203)
Loss for the period                   $          $          $             $
                              (3,051,19  (3,082,86  (3,521,95  (10,994,660)
                                     5)         4)         6)
Loss per common share
information:
Basic and diluted              $ (0.22)   $ (0.67)   $ (1.81)
Weighted average number of
common
shares outstanding (note      13,951,35  4,635,715  1,951,000
10(a))                                7


See accompanying notes to financial statements
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Statements of Stockholders' Deficit
(Expressed in U.S. Dollars)

                                    Common (note        Additional       Deficit
                                     stock 10(a))          paid in    accumulate
                                                           Capital      d during
                                                                             the
                                                                      developmen
                                                                         t stage
                            Shares        Amount
Balance, May 14, 1992                  -            $ -          $ -         $ -
(inception)
Loss for the period                    -              -            -       (185)
Stock issued for cash          3,111,111            700            -           -
Balance, December 31, 1992     3,111,111            700            -       (185)
Loss for the period                    -              -            -        (80)
Balance, December 31, 1993     3,111,111            700            -       (265)
Loss for the period                    -              -            -        (80)
Balance, December 31, 1994     3,111,111            700            -       (345)
Loss for the period                    -              -            -    (25,627)
Stock issued for cash            444,445         15,300        4,700           -
Balance, December 31, 1995     3,555,556         16,000        4,700    (25,972)
Loss for the period                    -              -            -  (1,312,673
                                                                               )
Stock returned to Company for  (2,275,55       (10,240)       10,240           -
cancellation                          6)
Stock issued for secured notes   222,222          1,000      182,810           -
receivable
Stock issued for cash            214,005            963      962,160           -
Balance, December 31, 1996     1,716,227          7,723    1,159,910  (1,338,645
                                                                               )
Loss for the period                    -              -            -  (3,521,956
                                                                               )
Stock issued for cash            222,222          1,000      999,000           -
Stock issued on settlement of    639,027          2,875      497,124           -
convertible debentures
Stock issued to settle            50,380            227       24,773           -
expenses
Intrinsic value of beneficial
conversion of liabilities
(note 14)                              -              -      316,000           -
Stock issue costs                      -              -    (225,112)           -
Balance, December 31, 1997     2,627,856         11,825    2,771,695  (4,860,601
                                                                               )
Loss for the period                    -              -            -  (3,082,864
                                                                               )
Stock issued on settlement of    383,334          1,725      342,691           -
accounts payable
Stock issued for cash          2,605,336         11,723      758,520           -
Stock issued on settlement of    298,033          1,341      151,249           -
notes payable
Stock issued on settlement of
convertible
debentures                     1,944,590          8,751      678,880           -
Stock issued on settlement of    250,000          1,126      131,733           -
legal claims
Stock issued on settlement of    355,555          1,600      114,902           -
loan payable
Stock issued to settle         1,009,222          4,541      435,323           -
expenses
Intrinsic value of beneficial
conversion of liabilities
(note 14)                              -              -      175,653           -
Settlement of debt by issuance
of common stock
(note 3(f))                            -              -      663,068           -
Cancellation of redeemable
common stock issued
to RFID Datachip Technologies          -              -      226,670           -
Inc.
Stock issue costs                      -              -    (174,056)           -
Balance, December 31, 1998,    9,473,926         42,632    6,276,328  (7,943,465
carried forward                                                                )

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Statements of Stockholders' Deficit, Continued
(Expressed in U.S. Dollars)

                                    Common (note         Additiona        Deficit
                                     stock 10(a))        l paid in    accumulated
                                                           Capital     during the
                                                                      development
                                                                            stage
                             Shares        Amount


Balance, December 31, 1998,     9,473,926      $ 42,632 $ 6,276,328             $
brought forward                                                       (7,943,465)
Loss for the period                     -             -           -   (3,051,195)
Stock issued on the settlement
of subscriptions
received for common stock       3,440,000        15,480   1,044,520             -
Stock issued to settle          2,012,000         5,782     369,531             -
expenses
Stock issued on settlement of     500,000         2,250      97,750             -
notes payable
Stock issued on settlement of
convertible
debentures                      1,992,157         3,392     398,640             -
Intrinsic value of beneficial
conversion of
liabilities (note 14)                   -             -    474,117-
Settlement of debt by issuance
of common stock
(note 3(f))                             -             -   1,258,323             -
Authorized par value change
resulting in an
increase in additional paid-in          -      (52,117)      52,117             -
capital
Stock issue costs                       -             -    (48,474)             -
Compensatory benefit of stock           -             -     485,828             -
options (note 10(d))
Balance, December 31, 1999      17,418,08      $ 17,419           $             $
                                        3                10,408,680  (10,994,660)


See accompanying notes to financial statements.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Statements of Cash Flows
(Expressed in U.S. Dollars)

                                      Years   Years ended  Years ended  Period from
                                      ended      December     December inception on
                                   December      31, 1998     31, 1997 May 14, 1992
                                   31, 1999                            December 31,
                                                                               1999
Cash flows from operating
activities:
Loss for the period              $(3,051,19   $(3,082,864  $(3,521,956 $(10,994,660
                                         5)             )            )            )
Items not involving cash:
Depreciation and amortization        18,311        44,527       41,541      130,837
Loss due to settlement of debt
by issuance
of common stock (note 3(f))       1,258,323     663,068 -    1,921,391
Equity loss in and write-down
of investment
in and advances to RFID
Datachip
Technologies Inc. (note 4)                -             1      271,527      358,835
Write-off of leasehold                    -             -       32,131       32,131
improvements
Write-off of advances                     -             -            -      284,203
Write-down of fixed assets                -        35,252            -       35,252
Loss on disposal of fixed                 -        10,771            -       10,771
assets
Acquisition of in-process
research and
Development                               -             -            -      340,108
Expenses settled with the
issuance of
notes payable                             -             -      154,131      154,131
Expenses settled with the           375,313       439,864       24,999      840,176
issuance of stock
Intrinsic value of beneficial
conversion of
liabilities into common stock       474,117       175,653      316,000      965,770
(note 14)
Compensatory benefit of stock
options
(note 10(d))                        485,828             -            -      485,828
Changes in non-cash operating
working capital:
Accounts receivable                  45,648      (34,979)      210,435      (4,280)
Notes receivable                          -             -       18,139            -
Prepaid expenses and deposits          (11)        14,436        9,774        (351)
Restricted cash                      47,394         3,522     (50,916)            -
Accounts payable and accrued       (65,752)       324,375      396,248      725,934
liabilities
Due to stockholders, directors       61,922     (108,333)      282,040      235,629
and officers
Accounts payable to be settled
with
common stock                              -             -      291,006      291,006
Net cash used in operating        (350,102)   (1,514,707)  (1,524,901)  (4,187,289)
activities
Cash flows from financing
activities:
Subscriptions received for                -       564,260      142,740    1,060,000
common stock
Net proceeds on issuance of               -       596,188      774,888    2,354,899
common stock
Net proceeds on issuance of         353,558       400,961      758,261    1,512,780
convertible debentures
Issuance of loan payable                  -             -      104,858      104,858
Net cash provided by financing      353,558     1,561,409    1,780,747    5,032,537
activities
Cash flows from investing
activities:
Bank overdraft                            -      (15,968)       15,968            -
Purchase of fixed assets                  -      (12,709)    (155,150)    (251,101)
Acquisition of patent                     -      (13,410)            -     (13,410)
Advances to RFID Datachip                 -             -    (132,165)    (132,165)
Technologies Inc. (note 4)
Other advances                            -             -            -    (440,501)
Net cash used in investing                -      (42,087)    (271,347)    (837,177)
activities
Increase (decrease) in cash           3,456         4,615     (15,501)        8,071
Cash, beginning of period             4,615             -       15,501            -
Cash, end of period                 $ 8,071       $ 4,615          $ -      $ 8,071

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Statements of Cash Flows (continued)
(Expressed in U.S. Dollars)

                                      Years       Years      Years      Period
                                      ended       ended      ended        from
                                   December    December   December   inception
                                   31, 1999    31, 1998   31, 1997  on May 14,
                                                                          1992
                                                                      December
                                                                      31, 1999
Supplemental non-cash investing
and financing activities:
Stock issued on the settlement
of subscriptions
received for common stock                 $           $          $           $
                                  1,060,000                          1,060,000
Stock issued on settlement of             -     344,416          -     344,416
accounts payable
Stock issued on settlement of       100,000     152,590          -     252,570
notes payable
Stock issued on settlement of
convertible
debentures                          402,032     687,631    500,000   1,589,663
Stock issued on settlement of             -     132,858          -     132,858
legal claims
Stock issued on settlement of             -     116,502          -     116,502
loan payable
Common stock issued on              375,313     439,864     24,999     840,176
settlement of expenses
Cancellation of redeemable                -     226,670          -     226,670
common stock
Intrinsic value of beneficial
conversion of
liabilities into common stock       474,117     175,653    316,000     965,770
(note 14)
Loss due to settlement of debt
by
issuance of common stock (note    1,258,323   663,068 -  1,921,391
3(f))
Issuance of common stock in
exchange for
secured notes                             -           -          -     183,810
Issuance of redeemable common             -           -          -     226,670
stock
Authorized par value change
resulting in an
increase in additional paid in       52,117           -          -      52,117
capital
Supplemental cash flow
information:
Cash paid for taxes                     $ -         $ -        $ -         $ -
Cash paid for interest               28,921      27,382          -      56,303


See accompanying notes to financial statements.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

1. General:

On April 23, 1999, Electronic Identification, Inc. (the "Company" or "El 2 ") signed an Agreement and Plan of Merger with RFID
Systems Corp. ("RFID"). This merger was completed on May 3, 1999.

El 2 is a corporation organized and existing under the laws of the State of Nevada. At that date, El 2 was an inactive shell company. RFID was a development stage enterprise and was developing automatic identification and data collection systems utilizing radio frequency identification technology. El 2 is continuing in this line of business.

El  2  had  1,000 shares of common stock outstanding.  Under  the
terms   and   conditions  of  the  Agreement,  each  issued   and
outstanding share of common stock of RFID was converted into one common stock of the Company.

This transaction has been accounted for as a recapitalization of RFID, effectively as if RFID had issued common shares to acquire the net monetary assets El 2 . The net monetary assets acquired by El 2 were as follows:

          Total assets            $ 176,108
          Total liabilities       1,800,61
                                  3

Under re-capitalization accounting, these financial statements reflect the assets, liabilities, revenues and expenses of RFID from its inception on May 14, 1992 combined with these of El 2 from the date the merger was completed.

Pursuant to this Agreement, and subject to regulatory approval, each stockholder of RFID who sent in their stock certificates for transfer into certificates representing shares of the Company prior to May 31, 1999, will receive a right to purchase, for every ten shares owned and tendered, an additional share of common stock at 75% of the market price of the Company stock as of the date of exercise. The rights will be exercisable for thirty days after filing of the registration statement with the Securities Exchange Commission. Rights outstanding at December 31, 1999 are 1,169,295.

2. Future operations:

These financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize on its assets and satisfy its liabilities in the ordinary course of business. During the period since inception on May 14, 1992, the Company has incurred losses aggregating $10,994,660. At December 31, 1999, the Company has a working capital deficiency of $625,236 and a stockholders' deficit (net capital deficiency) of $568,561.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 2
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

2. Future operations (continued):

The Company's ability to meet its obligations as they come due is primarily dependent upon securing additional financing, whether from operations or otherwise. Management continues to pursue additional sources of financing; however, there can be no guarantee that the required additional financing will be obtained. Failure to identify and obtain such financing may limit the Company's ability to satisfy its obligations as they come due which may, in turn, impair the Company's ability to continue as a going concern. This could negatively impact the recoverability of the carrying value of assets.

These   financial  statements  do  not  include  any  adjustments
relating to the recoverability of assets and amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If the Company is unable to continue as a going concern, assets and liabilities would require restatement on a liquidation basis, which would differ materially from the going concern basis.

3. Significant accounting policies:

(a) Basis of presentation:

These financial statements are prepared in accordance with generally accepted accounting principles in the United States.

The Company has not produced significant revenues and is a Development Stage Company as defined by Financial Accounting
Standard No. ("FAS") 7.

(b) Foreign currency translation:

The Company's functional and reporting currency is the United States dollar. Transactions undertaken in a currency other than the United States dollar are remeasured into United States dollars using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Gains and losses arising on remeasurement or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company does not enter into derivative instruments to offset the impact of foreign currency fluctuations.

(c) Use of estimates:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet dates, and the recognition of revenues and expenses for the reporting periods. Areas where significant estimates have been applied include the assessment of the ultimate liability arising out of legal contingencies and the recoverability of capital and intangible assets. Actual results could differ from these estimates.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 3
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

3. Significant accounting policies (continued):

(d) Fixed assets:

Fixed  assets  are carried at cost less accumulated amortization.
Amortization is calculated annually as follows:

Assets                                 Basis        Rate
Furniture and equipment        Straight-line    20%
Computers and technology          Declining-         30%
equipment                            balance

The Company reviews and assesses the underlying value of fixed assets as the situation dictates to determine whether a provision for impairment should be recorded. Such determination is made by comparing the carrying value of fixed assets to the future cash flow (undiscounted) expected to result. When these cash flows are less than the carrying value, impairment is calculated by reference to the fair value of the specific assets.

(e) Patents:

Patents are recorded at cost and amortized using the straight-line method over a period of five years.

(f) Common stock issuances:

During fiscal 1999, common stock of the Company was issued in settlement of the indebtedness. A loss of $1,258,323 (1998 - $663,068) occurred on this settlement equal to the difference between the market value of common stock issued and the carrying value of the debt.

Stock issue costs are accounted for as a reduction in the proceeds from the issuance of common stock.

(g) Research and development costs:

Research and development costs are expensed as incurred.

(h) Stock-based compensation:

The Company has elected to apply the intrinsic value principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its stock options on options granted to employees and directors. Under APB 25, compensation expense is only recorded to the extent that the exercise price is less than the market value of the underlying stock on the date of grant. For stock options granted to non-employees, the fair value of the options at their date of grant will be recognized. Values assigned to options will be charged against income over their vesting period. Fair value information with respect to options granted to employees and directors is disclosed in accordance with FAS 123, "Accounting for Stock-Based Compensation". ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 4
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

3. Significant accounting policies (continued):

(i) Comprehensive loss:

The  Company  has adopted FAS 130, "Comprehensive Income",  which
requires   disclosure  of  comprehensive  income  or  loss.   The
Company's net loss is equal to comprehensive loss for all periods.

(j) Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that the realization of deferred tax assets is not considered to be more likely than not, a valuation allowance is provided.

(k) Loss per common share:

Loss per common share is calculated based on the weighted average number of common shares outstanding, which excludes subscribed but unissued shares. The number of shares used for loss per share purposes gives retroactive effect to the reverse stock split on May 4, 1998 (note 10 (a)).

As the effect of outstanding warrants is anti-dilutive, diluted loss per share does not differ from basic loss per share.

4.  Investment in and advances to RFID Datachip Technologies Inc.
("Datachip"):

During 1996, the Company acquired 49.9% of the issued and outstanding common stock of Datachip, an unrelated party prior to the transaction, by way of a stock exchange. Datachip received 50,371 redeemable common stock of the Company valued at $4.50 per stock (as adjusted for reverse stock split (note 10(a)). During fiscal 1997, management determined that a permanent impairment in the value of its investment had occurred and as a result, the investment in Datachip was written down to a nominal value. During fiscal 1998, pursuant to a legal settlement, the Company returned all common stock of Datachip for consideration equal to the return and cancellation of the redeemable common stock previously issued, and wrote-off the balance of the carrying value of its investment in Datachip.

5. Restricted cash:

As a result of legal action taken against the Company, $47,394 was garnished in 1997 from the Company's bank account and held in trust with the Company's attorney. In 1999, pursuant to a legal
settlement,   the   funds  were  delivered  to   the   successful
subscribers.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 5
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

6. Fixed assets:

                                        Accumulated    Net book
December 31, 1999                 Cost  amortizatio  value
                                                  n
Furniture and equipment              $      $ 4,308    $ 13,754
                                18,062
Computers and technology        70,603       37,687      32,916
equipment
                                     $     $ 41,995    $ 46,670
                                88,665


                                        Accumulated  Net book
December 31, 1998                 Cost  amortizatio       value
                                                  n
Furniture and equipment              $      $ 1,227    $ 18,370
                                19,597
Computers and technology        69,033       25,445      43,588
equipment
                                     $     $ 26,672    $ 61,958
                                88,630

During fiscal 1997, the Company wrote-off leasehold improvements which were located in their Mountain View, California and Kelowna, British Columbia premises due to the vacating or anticipated vacating of these premises.

7. Patents:

                              Year ended        Year ended
                            December 31,      December 31,
                                    1999              1998
Cost                           $ 14,756          $ 13,410
Less accumulated                   4,751             1,537
amortization
                                $ 10,005          $ 11,873

8. Subscriptions received for common stock:

Subscriptions received for common stock represent funds received in advance of stock issuance.

9. Related party transactions:

(a) Due to (due from) stockholders, directors and officers:

Amounts due to (due from) stockholders, directors and officers represent amounts owed to, or receivable from, the stockholders, directors and officers or companies controlled by the stockholders, directors or officers. These amounts generally arose from management fees or expenses paid on behalf of the Company by the stockholders, directors and officers, and a loan provided by a stockholder. The amounts are non-interest bearing, unsecured and have no specific terms of repayment.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 6
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

9. Related party transactions (continued):

(b) Transactions with directors and officers:

During the year, the Company was charged a total of $nil (1998 - $602,721; 1997 -$ 245,105; 1996 - $nil) for management and consulting services by the director and officers of the Company. In 1998, the Company settled $238,548 of the $602,721 by issuing 641,667 shares of common stock of the Company.

10. Common stock:

(a) Reverse stock split:

On May 4, 1998, the Company resolved to consolidate the number of preferred and common stock outstanding by a ratio of 4.5 old for one new common stock. The effect of this reverse stock split has been applied retroactively to these financial statements.

(b) Stock purchase warrants:

Activity during the year ended December 31, 1999 is as follows:

Expiry Date  Exercis   Outstanding  Granted  Exercis   Expire  Outstandi
             e price     December,                ed        /         ng
                              1998                     cancel  December,
                                                           ed       1999
June 20,     $2.93        4,444        -         -       -       4,444
2002

Activity during the year ended December 31, 1998 is as follows:

Expiry Date  Exercis   Outstandin  Granted  Exercis    Expire/  Outstanding
             e price            g                ed   canceled    December,
                        December,                                      1998
                             1997
June 5,      $6.75       26,000        -        -  (26,000             -
1998                                                     )
July 23,        2.93        4,444        -        -    (4,444)            -
1998
Upon          0.0045      333,333                    (333,333)            -
termination
of
management
service
contracts
Earlier of      2.93        4,444        -        -          -        4,444
December 18,
1998 or
termination
of
management
service
contract
June 20,                  434,888        -        -  (430,444)        4,444
2002

(c) Non-cash consideration:

Shares issued for non-cash consideration are valued at their market price at the date of agreement for issuance.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 7
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

10. Common stock (continued):

(d) Stock options:

The Company has reserved 3,200,000 common stock pursuant to a stock option plan. Options to purchase common stock of the Company may be granted by the Board of Directors and vest immediately.

Stock option activity during the year ended December 31,1999 is as follows:

Expiry      Weight  Weighte   Outstandi   Granted Exercise   Expire/   Outstandi
Date            ed        d          ng                  d  canceled          ng
            averag  average   December,                                December,
                 e     fair        1998                                     1999
            exerci    value
                se
             price
February    $0.45    $0.25          -  3,125,00         -         -  3,125,00
24, 2002                                      0                             0

There was no stock option activity during the year ended December 31, 1998. As options granted in 1999 have an exercise price equal to the market price at the date of grant, there was no compensation expense recorded for employees and directors in 1999.

The weighted average fair value of options was calculated using the Black-Scholes option pricing formula.

Had the compensation benefit been determined based on the fair value at the grant dates of the stock options and charged to earnings consistent with the measurement provision of FAS 123, the impact would be as follows:

                       Year ended  Year ended   Year ended  Period from
                     December 31,    December     December inception on
                             1999    31, 1998     31, 1997 May 14, 1992
                                                            to December
                                                               31, 1999
Loss for the         $(3,051,195) $(3,082,864   $(3,521,95    $(10,994,660)
period, as reported                         )           6)
Estimated fair          (292,743)           -            -    (292,743)
value of option
grants to employees
Pro forma loss       $(3,343,938) $(3,082,864   $(3,521,95 $(11,287,403
                                            )            6            )
Loss per share            $(0.24)     $(0.67)       $(1.81

The fair value of the stock option grants have been estimated using the Black-Scholes Option-Pricing model with the following assumptions: dividend yield - 0%; risk-free interest rate-5.875%, expected option life - 3 years, expected volatility - 80%.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 8
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

11. Contingencies:

The Company has determined that it is not possible, at this time, to predict the final outcome of the following legal contingencies. The Company has accrued its best estimate of potential damages that may be awarded pursuant to these legal contingencies. Any adjustment to that amount will be recorded in the period determinable.

(a) Chemoco NV ("Chemoco"):

During 1997, the Company contracted with Chemoco to provide services to the Company. As advance consideration of the services to be provided by Chemoco, individuals related to the Company transferred 155,556 common stock of the Company to Chemoco. It is the Company's belief that Chemoco did not fulfill its obligations for the services to be provided and as a result, the transfer of common stock from individuals related to the Company to Chemoco was canceled. On September 15, 1999, Chemoco commenced an action against the Company and a former officer of the Company claiming for the delivery of 700,000 shares of the Company, or in the alternative, damages for the Company not delivering the said shares to the Plaintiff. Since the commencement of the action and the filing of the Statement of Defense in November 1999, the solicitors for the Plaintiff have filed a Notice of Intention to withdraw as solicitors in this matter. The outcome of this claim is unknown. It is management's belief that any claim that may arise from this situation is without merit.

(b) Former director claim:

On June 29, 1999, a former director of the Company commenced an action against the Company claiming, inter alia, for a declaration that he was entitled to 100,000 warrants of the Company exercisable at $0.375 per share and a further declaration that he was entitled to 600,000 warrants exercisable at $0.25 per share. The warrant agreement was originally issued to the Director to protect him against any potential claims. When the director left the Company, the Board of Directors canceled the warrant agreement for this director and all other directors. The claim also includes damages for breach of contract and interest with costs. The Company has filed a defense denying any claims of the former director in and to the warrants alleged. To date, no further activity has been commenced and the outcome is unknown.

(c) Other cancelled agreements:

In 1996, the Company cancelled agreements with two third parties. To date, no litigation has been commenced or threatened regarding these cancelled agreements. It is the opinion of management that the termination of these agreements was warranted and, in the event of litigation, would be deemed to be warranted. Further, it is management's belief that any claim that may arise from these situations are without merit.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 9
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

12. Income taxes:

The   Company   has   non-capital  losses  carried   forward   of
approximately $8,500,000 which may be deducted in the calculation of taxable income of future periods until their expiry to December 31, 2006.

Due to the uncertainty as to the utilization of deferred tax assets, a valuation allowance has been made to the extent of deferred tax assets at the year end.

Years ended December 31,

                                   1999       1998
Deferred tax assets:
Losses carried forward                $          $
                              3,500,000  3,000,000
Evaluation allowance at 100%  (3,500,00  (3,000,00
                                     0)         0)
Net deferred tax asset              $ -        $ -
Current income tax expense          $ -        $ -
Deferred tax expense                $ -        $ -

13. Fair value of financial instruments:

At December 31, 1999, the Company's financial instruments include cash, accounts receivable, due from stockholders, accounts payable and accrued liabilities, due to stockholders, directors and officers. Due to their short-term to maturity or ability for prompt liquidation, the carrying values of cash, accounts receivable, accounts payable and accrued liabilities approximates their fair value. The fair value of due to (due from) stockholders, directors and officers cannot be determined due to their related party nature (note 9(a)). Due to the nature of the relationship between the Company and the related parties and the lack of a ready market for such indebtedness, it is not possible to estimate the current fair value of this indebtedness. The Company has not entered into off-balance sheet derivative instruments.

14. Interest on long-term debt:

Interest on long-term debt includes $474,117 (1998 - $175,653; 1997 - $316,000) of amortization of the effective premium equal to the intrinsic value calculated based on the difference between the quoted market price and the conversion price on conversions of debt.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 10
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

15. Year 2000 Issue:

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

16. Subsequent events:

(a) Subsequent to year end, 366,667 shares of common stock of the Company were issued on settlement of $276,000 of amounts due to a stockholder.

(b) On March 1, 2000, the Company acquired, through a reorganization agreement, Girne Acquisition Corp. ("Girne"), a corporation organized and existing under the laws of the State of Delaware. At that date, Girne was an inactive shell company. Under the terms and conditions of the reorganization agreement, each issued and outstanding share of common stock of Girne was exchanged pro rata for an aggregate of 1,000 shares of voting common stock of the Company at $0.001 par value per share. The Company issued 300,000 shares of common stock for the acquisition of Girne, consisting of 150,000 common shares at a deemed value of $2.9375 per share and converting $150,000 of cash payable to the shareholders of Girne at a deemed value of $1.00 per share into 150,000 shares of common stock. For accounting purposes, this transaction will be accounted for as a re-capitalization, as if the Company had issued common shares for the net monetary assets of Girne. Pursuant to the reorganization agreement, the Company is the surviving corporation and will continue under its present name as a corporation in the State of Nevada.
ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Schedules of General and Administrative, Sales and Marketing, and Research and Development Expenses
(Expressed in U.S. Dollars)

                                                                Period
                                                                  from
                                                             inception
                                                                    on
                                                               May 14,
                                                               1992 to
                        Year ended  Year ended   Year ended       Year
                          December    December     December      ended
                          31, 1999    31, 1998     31, 1997   December
                                                              31, 1999
General and
administrative:
Administrative fees       $ 22,215    $ 24,237          $ -   $ 46,452
Bad debts                        -           -       54,515     75,778
Bank charges and             1,348       1,949       41,193     45,288
interest
Consulting and             731,799     367,759            -  1,119,559
contract services
Legal and                  150,909     176,286      408,551    765,100
professional
Office                      23,647      66,604        9,113    135,130
Rent                        10,098      52,758       44,559    123,480
Salaries and benefits            -      72,975      424,593    766,458
Stock administration        13,495      11,829        1,613     26,937
Telephone                    2,772       9,518       25,504     51,373
Travel and                   2,558      17,470      132,570    280,333
accommodation
Foreign exchange          (36,744)      87,472       35,543     86,271
(gain) loss
                         $ 922,097   $ 888,857  $ 1,177,754          $
                                                             3,522,159
Sales and marketing:
Advertising                    $ -         $ -     $ 16,749   $ 16,749
Consulting and             123,561     402,477      443,324    979,423
contract services
Entertainment and           19,190      84,575       24,077    140,188
promotion
Investor relations          99,618     245,107       36,987    381,712
Office                       4,080      15,685       43,076     77,982
Rent                             -      94,230       31,438    137,318
Salaries and benefits        2,287     109,502      145,121    291,341
Telephone and                2,772      16,528            -     19,300
Internet
Travel and                  52,367      38,585      240,368    337,903
accommodation
                         $ 303,875           $    $ 981,140          $
                                     1,006,689               2,381,916
Research and
development:
Acquired in-process
research and
development                    $ -         $ -          $ -  $ 340,108
Consulting and              53,013     142,505            -    195,518
contract services
Office                           -       7,437       91,832    101,142
Salaries and benefits            -      94,883      506,601    727,739
Supplies                         -       6,004      144,794    182,817
Travel and                   2,980      15,860       13,632     50,244
accommodation
                          $ 55,993   $ 266,689    $ 756,859          $
                                                             1,597,568











D)   Reports on Form 8-K

On March 7, 2000, Electronic Identification, Inc. filed a Form 8-K announcing that the Company acquired Girne Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, through a reorganization agreement. Pursuant to this reorganization agreement, Electronic Identification is the surviving company, will continue under its present name as a corporation in the State of Nevada, and shall maintain Girne's reporting status. A final amendment to this Form 8-K was filed on May 8, 2000.







                           SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange
Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Electronic Identification, Inc.



                           By: /s/ Terry Kirby
                              Terry Kirby, President